NEWS RELEASE

FOR IMMEDIATE RELEASE

James A. Watt Appointed CEO of Maverick Oil and Gas, Inc.

FT. LAUDERDALE, Florida, August 2, 2006 -- Maverick Oil and Gas, Inc. (OTCBB: MVOG) announced today the appointment of James A. Watt as Chairman of the Board and CEO of the company.  Mr. Watt most recently served in similar positions with Remington Oil and Gas, Corp., which was recently acquired by Helix Energy Solutions Group, Inc. (NYSE: HLX) in a cash and stock transaction valued at approximately $1.4 billion.  Over a nine year period, Mr. Watt lead Remington, formerly Box Energy Corporation, though a major capital restructuring, implemented a successful exploration program, built a full operations staff and instituted an incentive program which aligned all employees’ interest with those of the shareholders.

Mr. V. Ray Harlow has resigned his position as CEO of Maverick as well as his Board position for personal reasons and to pursue other business opportunities.

James A. Watt, Maverick's new Chairman and CEO stated, "Our first challenge is to capitalize the company in a format that will allow us to fully evaluate the exploration potential of approximately 125,000 acres in the Fayetteville Shale Play.  As soon as practical, operations will be consolidated in Dallas, Texas. I look forward to working with the Maverick team to develop a long term business plan for the company."

The Board of Directors of Maverick is excited to have Mr. Watt join the team and feel his extensive background in oil and gas operations throughout the U.S. will be very beneficial to Maverick.  Mr. Watt received a B. S. in Physics from Rensselaer Polytechnic Institute in 1971 and worked with Amoco, Union Texas Petroleum Corporation, Nerco Oil and Gas, Corp., and Seagull Energy prior to joining Remington Oil and Gas in 1997.

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260

About Maverick Oil and Gas

We are an early stage independent energy company engaged in oil and gas exploration, exploitation, development and production. We currently participate in these activities through the interests we hold in oil and gas exploration and development projects in Arkansas, Texas and Colorado. Our strategy is to continue the development of our current exploration projects and to expand our operations by acquiring additional exploration opportunities and properties with existing production, taking advantage of the industry experience of our management team and modern techniques such as horizontal drilling and 3D seismic analysis. For more information about the Company, please visit our website at www.maverickoilandgas.com

This press release contains forward looking statements within the meaning of section 27A of the securities act of 1933, as amended, and section 21E of the securities exchange act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including but are not limited to those factors disclosed in our annual report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

INVESTOR CONTACT

Barry Gross

Gross Capital, Inc.

361-949-4999

barry@grosscapital.com

888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301

Tel: 954-463-5707; Fax: 954-463-6260